LSB INDUSTRIES, INC.

                   CERTIFICATE OF DESIGNATIONS
                                OF
          SERIES 3 PARTICIPATING CLASS C PREFERRED STOCK
          ______________________________________________



     LSB Industries, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Corporation's Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of preferred stock, no par value, designated as Series 3 Participating Class C Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 3 Participating Class C Preferred Stock as set forth in the attached resolutions.

Dated: January ___, 1999.          LSB INDUSTRIES, INC.



                                   By
                                     ____________________________
                                     Jack E. Golsen, President
                                      and Chief Executive Officer

ATTEST:



______________________________
David M. Shear, Secretary

                       LSB INDUSTRIES, INC.

              RESOLUTIONS OF THE BOARD OF DIRECTORS
          FIXING THE NUMBER AND DESIGNATING THE RIGHTS,
        PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING
                             TO THE
          SERIES 3 PARTICIPATING CLASS C PREFERRED STOCK
         _______________________________________________


    Creation of Series 3 Participating Class C Preferred Stock

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of LSB Industries, Inc. (the "Corporation") (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation, the Board of Directors hereby creates a new series of Class C Preferred Stock, no par value, designated as Series 3 Participating Class C Preferred Stock, no par value, of the Corporation and hereby states the designation and number of shares, and does hereby establish and fix the relative rights, preferences, designations and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

               Series 3 Participating Class C Preferred Stock

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series 3 Participating Class C Preferred Stock" ("Series 3 Class C Preferred Stock"), the shares of such series shall be no par value, and the number of shares constituting the Series 3 Class C Preferred Stock shall be 250,000. Such number of shares of Series 3 Class C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 3 Class C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series 3 Class C Preferred Stock.

     Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of the Corporation's preferred stock and/or Class C Preferred Stock ranking prior and superior to the shares of Series 3 Class C Preferred Stock with respect to dividends, if any, the holders of shares of Series 3 Class C Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly

                                                Exhibit "A"
                                                Page 1 of 6 Pages

Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series 3 Class C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1, or
(b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 3 Class C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 3 Class C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series 3 Class C Preferred Stock as provided in paragraph
(A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series 3 Class C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 3 Class C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 3 Class C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 3 Class C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 3 Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a

                                                  Exhibit "A"
                                                  Page 2 of 6 Pages
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record date for the determination of holders of shares of Series 3
Class C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series
3 Class C Preferred Stock shall have the following voting rights:

     (A) Each share of Series 3 Class C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

     (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation of the Corporation, in any other Certificate of Designation of the Corporation or by applicable law, the holders of shares of Series 3 Class C Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein or as otherwise required by applicable law, holders of Series 3 Class C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series 3 Class C Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 3 Class C Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series 3 Class C Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 3 Class C Preferred Stock, except dividends paid ratably on the Series 3 Class C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                                  Exhibit "A"
                                                  Page 3 of 6 Pages
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          (iii)  redeem or purchase or otherwise acquire for
     consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Class C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 3 Class C Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series 3 Class C Preferred Stock, or any shares of stock ranking on a parity with the Series 3 Class C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series 3
Class C Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class C Preferred Stock and may be reissued as part of a new series of Class C Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Certificate of Designations creating a series of Class C Preferred Stock or any other preferred stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Participating Class C Preferred Stock unless, prior thereto, the holders of shares of Series 3 Class C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 3 Class C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 3 Class C Preferred Stock, except distributions made ratably on the Series 3 Class C Preferred Stock and all such parity stock

                                                 Exhibit "A"
                                                 Page 4 of 6 Pages
in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series 3 Class C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 3 Class C Preferred Stock shall at the same time be simi-larly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 3 Class C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series 3 Class C
Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series 3 Class C Preferred Stock shall rank junior to all other series of the Corporation's Class C Preferred Stock and all other series of the Corporation's other classes of preferred stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation unless the terms of any such series shall provide otherwise.

                                                  Exhibit "A"
                                                  Page 5 of 6 Pages

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     Section 10.  Amendment.  So long as any shares of the Series
3 Class C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority in number of shares of the Series 3 Class C Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of this Certificate of Designations or the Corporation's Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series 3 Participating Class C Preferred Stock.









                                                 Exhibit "A"
                                                 Page 6 of 6 Pages